CERTIFICATE OF
                                 PRINCIPAL EXECUTIVE OFFICER
                             PURSUANT TO 18 U.S.C. SECTION 1350,


In connection with the accompanying Quarterly Report on Form 10-Q of NanoSignal Corporation, Inc. for the quarter ended September 30, 2004, I, Ernie Bartels, President of NanoSignal Corporation, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:



     1. Such Quarterly Report on Form 10-Q for the period ended September 30, 2004, fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
              and


     2. The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of NanoSignal Corporation, Inc.

Dated:  December 30, 2004

NANOSIGNAL CORPORATION, INC.


By    /s/  Scott A. Ervin
      ---------------------
          Scott A. Ervin
             President